EXHIBIT 99.2

Budget as of March 1, 2009	CONFIDENTIAL AND PROPRIETARY

Spansion Debtors (figures in $m)
Week Ending	3/8	3/15	3/22	3/29	Total
Week #	1	2	3	4
Work Week #	10	11	12	13	1 - 4
Receipts of Cash

Total Cash inflow	20.2	27.7	35.3	36.9	120.1

Disbursements of Cash
Labor	—	2.4	—	2.4	4.8
Materials	0.7	0.7	0.7	0.7	2.9
Other	1.0	1.0	1.0	1.0	4.0

Total Fabrication	1.7	4.1	1.7	4.1	11.8

Sorting Costs	0.3	0.3	0.3	0.3	1.1

Labor	—	—	—	—	—
Materials	2.7	2.7	2.7	2.7	10.9
Other	—	—	—	—	—

Total Final Manufacturing Operations	2.7	2.7	2.7	2.7	10.9

Funding to Foreign Operations	5.0	9.6	10.0	12.6	37.1

Other Manufacturing (Outsourcing)	16.4	11.6	15.3	12.1	55.4

Research & Development	1.0	3.1	1.0	3.1	8.4
Selling, General, & Administrative	1.3	3.1	1.3	3.1	8.8
Other COGS	0.5	1.1	0.5	1.1	3.2

Taxes	—	0.0	0.1	—	0.1
Capital Expenditures	0.6	0.6	0.6	0.6	2.3
Insurance	0.0	—	—	—	0.0
Debt Obligations	—	1.0	2.4	—	3.3

Subtotal	29.7	37.2	35.9	39.7	142.5

Restructuring Professional Fees	—	—	—	0.1	0.1
Set-Off Liabilities	1.9	—	1.3	—	3.2
Utilities Deposit	—	1.4	—	—	1.4

Total Cash outflow	31.6	38.6	37.3	39.7	147.2

Weekly Net Cash Inflow/(Outflow)	(11.4)	(10.9)	(2.0)	(2.8)	(27.1)

Cash Position
Beginning Cash Balance	46.6	35.2	24.3	22.3	46.6
Plus: Weekly Net Cash Inflow/(Outflow)	(11.4)	(10.9)	(2.0)	(2.8)	(27.1)
Revolver Drawdown/ARS Loan Drawdown	—	—	—	—	—

Ending Cash Balance	35.2	24.3	22.3	19.5	19.5

Cash Disbursements at Foreign Operations(1)
Labor (FMO)	0.3	0.3	0.3	0.2	1.1
Materials (FMO)	4.2	4.2	4.2	4.2	16.8
Other (FMO)	3.5	2.7	2.7	2.7	11.6
Capital Payments	1.1	1.1	1.1	1.1	4.4

Final Manufacturing Operations	9.1	8.3	8.3	8.2	33.9

Overhead	1.5	1.4	1.4	1.3	5.5
Reduction in Force	7.8	—	0.0	2.9	10.6
Other	0.4	0.4	0.4	0.4	1.5

Total Cash Disbursements at Foreign Operations	18.8	10.1	10.0	12.8	51.6

(1)	The difference between the “Funding to Foreign Operations” and the “Cash Disbursements at Foreign Operations” is the cash balances on hand in foreign locations on the petition date.